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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


To the Shareholders
Diamond Cable Communications Plc:


We consent to the use of our reports with respect to Diamond Cable Communications Plc and LCL Cable Communications Limited included herein and to the references to our firm under the headings "Experts" and "Selected Financial Data" in the Prospectus.


/s/ KPMG
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KPMG

Nottingham, England
June 19, 1997